SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release ("Agreement") is entered into as of the date of the last signature below, by and between:

Nicolas Link ("Link"), an individual, and OTC Quality Industrial Corp. (QIND), a corporation organized under the laws of the State of Nevada, with its principal offices in the United States ("Company").

1. Background

1.1 Link served as Chairman and Director of QIND.

1.2 As of his resignation, Link is owed accrued salary in the total amount of Four Hundred Thirty Thousand Dollars ($430,000), representing $35,000 per month for services rendered in 2024.

1.3 No services were rendered by Link beyond such period and no monies due beyond that period.

1.4 The Parties now desire to fully and finally settle all matters relating to Link's accrued salary and resignation on the terms set forth herein.

2. Resignation

2.1 Upon execution of this Agreement, Link hereby resigns as Chairman and Director of the Company.

2.2 The Company accepts Link's resignation effective as of the date hereof.

2.3 The Company acknowledges that Frederico will be appointed as Chairman and Sanjeeb will formally replace Louise following her resignation.

3. Settlement Payments

3.1 The Company agrees to pay Link the total outstanding balance of $430,000 (the "Settlement Amount") as follows:

- Initial Payment: $165,000, payable on or about August 28/29, 2025, subject to Link's resignation, which is guaranteed to be paid on time.

- Installment Payments: The remaining balance of $265,000 will be paid in installments of $25,000 per month, commencing at the end of September 2025.

3.2 If the Company cannot make a monthly payment, Link shall be notified, and the amount shall accrue and be paid at the end of the following month, provided that not less than $75,000 is paid to Link in each calendar quarter.

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3.3 The Parties agree that the Settlement Amount will be fully paid no later than July 31, 2026.

3.4 The Company may settle the balance earlier in the event it raises additional capital beyond current visibility.

4. Payment Schedule (Planned)

- August 28/29, 2025: $165,000

- September 2025: $25,000

- October 2025: $25,000

- November 2025: $25,000

- December 2025: $25,000 (ensuring $75,000 paid in Q4 2025)

- January 2026: $25,000

- February 2026: $25,000

- March 2026: $25,000 (ensuring $75,000 paid in Q1 2026)

- April 2026: $25,000

- May 2026: $25,000

- June 2026: $25,000 (ensuring $75,000 paid in Q2 2026)

- July 2026: $15,000 (final payment, balance cleared)

5. Release

5.1 Upon full payment of the Settlement Amount, Link releases and discharges the Company, its officers, directors, and employees from any and all claims, demands, or causes of action relating to his accrued salary and service as Chairman and Director.

6. Governing Law

This Agreement shall be governed by and construed under the laws of the State of New York, without regard to conflict of law principles.

7. Entire Agreement

This Agreement constitutes the entire understanding between the Parties concerning the subject matter herein and supersedes all prior oral or written agreements.

8. Execution

This Agreement may be executed in counterparts and electronically, each of which shall be deemed an original.

SIGNATURES

OTC Quality Industrial Corp (QIND)

By: ______________________

Name: John Paul Backwell

Title: Chief Executive Officer

Date: 28/08/2025

Nicolas Link

By: ______________________

Name: Nicolas Link

Date: 28.08.2025